UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 28, 2007


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

                                    Virginia
                 (State or other jurisdiction of incorporation)


           001-05767                                        54-0493875
           ---------                                        ----------
  (Commission File Number)                               (I.R.S. Employer
                                                        Identification Number)


                  9950 Mayland Drive, Richmond, Virginia 23233
               (Address of principal executive offices) (Zip Code)

                                 (804) 527-4000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Section 2 - Financial Information

Item 2.02  Results of Operations and Financial Condition

On March 28, 2007, Circuit City Stores, Inc. (the "Company") issued a press release announcing a series of changes to improve financial performance and expected results for the fiscal year ended February 28, 2007. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

The Company announced a wage management initiative which was committed to on February 28, 2007 under which approximately 3,400 store employees were notified on March 28, 2007 of their planned termination. The separations are effective immediately and are the result of a Company analysis which identified employees who were paid well above the market-based salary range for their role. In addition, the Company announced that it has entered into an agreement with IBM to outsource its information technology infrastructure operations, which will result in severance costs for a total of about 80 Circuit City corporate employees and announced the consolidation of its regional structures to streamline responsibilities and reduce field leadership costs. These Company actions were all taken as part of an effort to improve the efficiency of the Company's expense structure.

As a result of these changes, the Company expects to record pretax expenses in the fourth quarter of fiscal 2007, totaling $11.7 million related to termination of employees under FAS 112, Employers Accounting for Postemployment Benefits. This total includes costs of $9.9 million related to the wage management initiative, $0.7 million related to the IBM outsourcing and $1.0 million related to the consolidation of regions. These expenses will result in future cash expenditures of approximately $11.7 million.

The Company filed a Form 8-K dated February 8, 2007 that disclosed a series of changes to which the Company committed on February 6, 2007 that were intended to better align the Company to meet the changing nature of the consumer electronics retail marketplace, as well as improve financial performance. Some of those announced changes involved exit or disposal plans or other dispositions of long-lived assets or termination of employees. The amounts previously disclosed in that Form 8-K are updated as follows: The Company expects to record pretax expenses in the fourth quarter of fiscal 2007, totaling $31 million related to exit and business disposition activities. Of this total, $23 million relates to lease termination costs and $9 million relates to other costs, primarily asset write-offs. These expenses will result in future cash expenditures of approximately $24 million.

Item 2.06.  Material Impairments.

In connection with the preparation of year-end financial statements, the Company has completed its evaluation of goodwill associated with the international segment for impairment. As previously announced on February 8, 2007, the Company monitored sales and margins trends of the international segment in the fourth quarter of fiscal 2007 (ended February 28, 2007) and based upon declines in trends, determined that it was necessary to evaluate this goodwill for impairment. As a result of conclusions reached through the valuation process, the Company recorded a non-cash impairment charge of $92 million in the fourth quarter of fiscal 2007.

Item 9.01 - Financial Statements and Exhibits

(d)      Exhibits

         The following exhibit is furnished as part of this report.
                  99.1     Press Release dated March 28, 2007





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       CIRCUIT CITY STORES, INC.



                       By:      /s/ Philip J. Dunn
                                ---------------------------------------------
                                Philip J. Dunn
                                Senior Vice President, Treasurer and Controller


Dated:   March 28, 2007




                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit

     99.1         Press Release dated March 28, 2007